                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): May 8, 2007

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On May 8, 2007, CSP Inc. (the "Company") issued a press release announcing its financial results for the second quarter and year to date fiscal year 2007 which ended March 31, 2007. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated May 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: May 10, 2007 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. ANNOUNCES SECOND-QUARTER FISCAL 2007 FINANCIAL RESULTS

Company Reports Fourth Consecutive Quarter of Sales Growth
on Strength of MODCOMP

BILLERICA, MA, May 8, 2007 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the second quarter of fiscal 2007 ended March 31, 2007.

For the first six months of fiscal 2007, CSP Inc. sales increased to $39.9 million from $32.7 million for the first six months of fiscal 2006. Net income for the first six months of fiscal 2007 was $1.2 million, or $0.32 per diluted share, compared with net income of $487 thousand, or $0.13 per diluted share, in first six months of fiscal 2006.

For the second quarter of fiscal 2007, CSP Inc. sales increased to $18.8 million from $17.6 million in the second quarter of fiscal 2006. Net income for the second quarter of fiscal 2007 was $255,000, or $0.07 per diluted share, compared with net income of $1.0 million, or $0.27 per diluted share, in the second quarter of fiscal 2006.

"The strong performance of our Service and Systems Integration segment enabled us to report another quarter of year-over-year sales growth even though our systems shipments to Raytheon were not significant during the quarter," stated Alexander R. Lupinetti, CSP chairman and chief executive officer. "CSP's net income declined on a year-over-year basis as a result of a lower level of higher-margin systems revenues in the quarter."

"During the second quarter, our Systems segment received a follow-on order from Raytheon related to our existing contract to supply FastCluster 220R MultiComputers," said Lupinetti. "This brings the total value of the contract to $18 million. Thus far, we have shipped $5.1 million of product and services to Raytheon and expect to ship the remaining systems under the contract by the end of the fiscal year. The vast majority of our systems revenue in the second quarter was related to systems shipped to an international defense contractor for a continuing deployment."

"MODCOMP's Systems and Solutions Division (SDD) reported excellent sales growth," added Lupinetti. "We continue to see healthy demand for our cutting edge IT infrastructure solutions and we are focused on hiring salespeople to capitalize on this market opportunity. At the same time, our German subsidiary continues to perform well on the strength of its professional consulting services. The demand outlook in Germany is improving and we plan to capitalize on this higher margin business in the coming quarters."

"Our prospects for the remainder of fiscal 2007 are bright. We are on schedule to complete our FastCluster 200R shipments to Raytheon and we are confident in the quality and performance of our multicomputer product suite. We also expect to continue to capitalize on strong demand for MODCOMP's IT products and services," concluded Lupinetti.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, the follow-on order from Raytheon, the timing of shipments to Raytheon, and the strong demand environment for MODCOMP's SSD and Germany subsidiary. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970 and which includes the fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with fourth parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	September 30,
	2007	2006
Assets
Current assets:
Cash and short-term investments	$12,969	$10,856
Accounts receivable, net	10,890	10,316
Inventories	9,336	7,407
Other current assets	2,940	3,036
Total current assets	36,135	31,615
Property, equipment and improvements, net	1,120	1,141
Other assets	5,704	5,694
Total assets	$42,959	$38,450

Liabilities and Shareholders' Equity
Current liabilities	14,047	12,016

Pension and retirement plans	7,662	7,283
Deferred income taxes	251	236

Shareholders' equity	20,999	18,915
Total liabilities and shareholders' equity	$42,959	$38,450

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------/ /----Six months ended----/
	Mar. 31	Mar. 31	Mar. 31	Mar. 31
	2007	2006	2007	2006
Sales:
Product	$15,422	$14,936	$33,058	$26,874
Service	3,396	2,711	6,891	5,869
Total sales	18,818	17,647	39,949	32,743

Cost of Sales:
Product	12,219	10,936	25,380	20,801
Service	2,439	1,944	4,726	4,126
Total cost of sales	14,658	12,880	30,106	24,927

Gross profit	4,160	4,767	9,843	7,816

Operating expenses:
Engineering and development	628	568	1,173	1,080
Selling, general & administrative	3,173	3,216	6,555	6,260
Total operating expenses	3,801	3,784	7,728	7,340

Operating income	359	983	2,115	476

Other income, net	101	181	170	236

Income before income taxes	460	1,164	2,285	712
Provision for income taxes	205	131	1,052	225

Net Income	$ 255	$1,033	$1,233	$487

Net income per share - basic	$0.07	$0.28	$0.33	$0.13
Weighted average shares outstanding - basic	3,748	3,682	3,737	3,680

Net income per share - diluted	$0.07	$0.27	$0.32	$0.13
Weighted average shares outstanding - diluted	3,917	3,767	3,905	3,781